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                                                                 Exhibit 3.153


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                                State of Florida

                               [GRAPHIC OMITTED]

                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of MADDUX PUBLISHING, INC., a corporation organized under the laws of the State of Florida, filed on October 19, 1983, as shown by the records of this office.

The document number of this corporation is G66717.

                                                Given under my hand and the
                                             Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                Nineteenth day of June, 1998

[Seal of the State of Florida Omitted]]

                                                   /s/ Sandra B. Mortham

                                                     Sandra B. Mortham
                                                     Secretary of State

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                                                                  EFFECTIVE DATE

                                                                   [ILLEGIBLE]
                                                                  --------------

                           ARTICLES OF INCORPORATION
                                       OF
                            MADDUX PUBLISHING, INC.

            We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation for profit under the laws of the State of Florida.

                                   ARTICLE I
                                      NAME

            The name of the corporation is Maddux Publishing, Inc.

                                   ARTICLE II
                                    DURATION

            The term of existence of this corporation shall commence on October 19, l983, and shall be perpetual.

                                  ARTICLE III
                                    PURPOSE

            The general nature of the business to be transacted by this corporation and its purpose is: to manufacture, purchase, or otherwise acquire, and to own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, and to invest in, trade in, deal in and with goods, wares, merchandise, real and personal property, and services, of every class, kind, and description, or any other business activity permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE IV
                           PREEMPTIVE RIGHTS GRANTED

            Each shareholder of any class of stock of this corporation shall be entitled to full preemptive rights to purchase any unissued or treasury shares of the corporation and any securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of an unissued or treasury shares.
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                                   ARTICLE V
                               REGISTERED OFFICE

            The address of the initial registered office of the corporation is One Beach Drive, SE, Suite 205, St. Petersburg, Florida. The initial resident agent at this address will be C. Philip Campbell, Jr.

                                   ARTICLE VI
                                 CAPITAL STOCK

            The corporation is hereby authorized to issue ten thousand (10,000) shares of common stock with the par value of ten cents ($0.10) per share.

                                  ARTICLE VII
                                   DIRECTORS

            The initial Board of Directors of this Corporation shall consist of one (1) member whose name and address is:

            NAME                    ADDRESS
            ----                    -------

            Carlen Maddux           138 16th Avenue North
                                    St. Petersburg,
                                    Florida 33701

            The number of directors may be either increased or decreased from time to time by the Bylaws but shall never be less than one(1).

                                  ARTICLE VIII
                                 INCORPORATORS

            The name and address of the Incorporator is:

            NAME                    ADDRESS
            ----                    -------

            Carlen Maddux           138 16th Avenue North
                                    St. Petersburg,
                                    Florida 33701

            IN WITNESS WHEREOF, the undersigned has made and subscribed these Articles of Incorporation at St. Petersburg, Pinellas County, Florida, for the use and purposes aforesaid.

                                          /s/ Carlen Maddux
                                          -----------------
                                          CARLEN MADDUX
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                                STATE OF FLORIDA

                              DEPARTMENT OF STATE

      Certificate Designating Place of Business or Domicile for the Service of Process Within This State, Naming Agent Upon Whom Process may Be Served and Names and Addresses of the Officers and Directors.

                              --------------------

            The following is submitted, in compliance with Chapter 48.091, Florida Statutes:

            Maddux Publishing, Inc., a corporation organized (or organizing) under the Laws of the State of Florida with its registered office at One Beach Drive, SE, Suite 205, in the City of St. Petersburg, County of Pinellas, State of Florida, has named C. Philip Campbell, Jr., located at said registered office, as its agent to accept service of process within this state.

OFFICERS:

      NAME              TITLE                   SPECIFIC ADDRESS

CARLEN MADDUX           President               138 16th Avenue North
                                                St. Petersburg, Florida 33701

CARLEN MADDUX           Secretary               Same as above

CARLEN MADDUX           Treasurer               Same as above


DIRECTORS:                                      SPECIFIC ADDRESS

CARLEN MADDUX                                   Same as above

                                                BY: /s/ Carlen Maddux
                                                -----------------------
                                                    (Corporate Officer)

ACCEPTANCE:

            I agree as Resident Agent to accept Service of Process; to keep office open during prescribed hours; to post my name (and any other officers of said corporation authorized to accept service of process at the above Florida designated address) in some conspicuous place in office as required by Law.

                                                /s/ C. Philip Campbell, Jr.
                                                ---------------------------
                                                Resident Agent
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STATE OF FLORIDA   )
COUNTY OF PINELLAS )

            BE IT REMEMBERED, that on the 19 day of October, 1983, personally appeared before the undersigned, a Notary Public of the State of Florida, CARLEN MADDUX, party to the foregoing Articles of Incorporation, and who acknowledged and declared that he did make, subscribe and acknowledge these foregoing Articles of Incorporation as his voluntary act and deed and that the facts therein set forth are true and correct to the best of his knowledge.

                                          /s/ [ILLEGIBLE]
                                          -------------------------------
                                          NOTARY PUBLIC, State of Florida
                                          My Commission Expires: